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Thursday September 23, 9:24 am Eastern Time
Company Press Release
SOURCE: eVentures Group, Inc.
eVentures, a New Internet Holding Company Makes Acquisitions and Announces New Management

DALLAS, Sept. 23 /PRNewswire/ -- eVentures Group, Inc. (OTC Bulletin Board:
EVNT - news), an Internet venture holding company focused on next-generation Internet communications businesses, today announced the acquisition of AxisTel Communications Inc. and stakes in e.Volve Technology Group, Inc. and i2v2.com, Inc., as well as the appointment of five new directors, a new CEO and Chairman of the Board. After the acquisitions, the approximate pro forma annualized revenues for the Company based upon the revenue run rate for the month of August is $60 million. After giving effect to these acquisitions, eVentures has approximately 38 million shares of common stock issued and outstanding. eVentures plans to apply for listing on the Nasdaq Stock Market during or prior to the 1st calendar quarter of 2000.
ACQUISITIONS
eVentures has acquired 100% of AxisTel, a leading next-generation communications company focused on the transmission of packetized voice, video, and data over Internet Protocol (IP) and Asynchronous Transfer Mode (ATM) networks. AxisTel not only markets its products to international wholesale carriers, but also to retail consumers and business customers worldwide. Recently, AxisTel has focused its energies on developing IP-based networks in emerging markets such as Latin America, the Middle East and Asia. AxisTel will continue to be run by Samuel L. Litwin, CEO and Mitchell C. Arthur, President, the founders of the Company. Both are seasoned communications executives with years of combined experience as executives of various major communications companies, including Worldcom. eVentures also acquired a 17% stake in i2v2.com, Inc. i2v2.com, Inc. is a Delaware corporation which develops and markets an Internet Telephony product and web site called PhoneFree. The PhoneFree software, which can be downloaded from the web site, allows users to conduct "real-time" duplex voice conversations over the Internet. With almost 1 million downloads of its software, PhoneFree is a leader in web-based Internet Telephony, competing with Net2Phone and DeltaThree. This software functions with normal multimedia PC hardware over existing Internet networks. Calls are free, regardless of their duration and destination. Additional features such as video conferencing, teleconferencing, picture and file sharing, voice mail, caller ID, call blocking, white boarding and group text chat make this innovative and cutting edge company a leader in the Internet Telephony industry. PhoneFree has just begun rolling out its national radio and print advertising campaigns, which have already resulted in a five-fold increase in site traffic. eVentures acquired a 66% stake in e.Volve. e.Volve is an emerging facilities-based communications company building an international IP and ATM network capable of compressing voice, video, and data transmissions at rates of



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up to 8 times greater than more conventional methods. eVolve's technology focuses on the convergence of the transmission of voice, video and data over the public Internet and private Intranets. eVolve's customers include Qwest Communications International Inc., RSL Communications, Ltd. and STAR Telecommunications, Inc.
The combination of these Internet communications assets places eVentures in a position as the leading Internet communications venture holding company with significant combined revenues and an extensive international IP/ATM network. KEY INVESTORS
Following these acquisitions, approximately 75% of the outstanding stock of eVentures will be owned by investment funds managed by HW Capital and HW Partners, asset management companies affiliated with the Lamar Hunt family of Dallas, Texas. Management of AxisTel will own approximately 10% of eVentures. MANAGEMENT AND BOARD
FRED VIERRA is the Chairman of the Board of eVentures. Mr. Vierra served as CEO of Tele-Communications International, Inc. the international arm of Tele-Communications, Inc. (TCI). He also served as Vice Chairman of the Board of Directors of TCI until November 1998, when TCI was acquired by AT&T. Prior to joining TCI, Mr. Vierra was President and Chief Operating Officer of United Artists Entertainment Company, where he was in charge of all day-to-day operations and ongoing strategies for the corporation. Mr. Vierra has served on the boards of Turner Broadcasting, AboveNet Communications Inc., Discovery Channel, and Telewest PLC. Currently, Mr. Vierra is on the boards of WLL International, Flextech PLC, Formus Communications, Inc. and Jones International Networks, Ltd.
BARRETT WISSMAN will serve on the Board and be CEO of eVentures. Mr. Wissman has extensive expertise in capitalizing and operating emerging technology, Internet and communications companies. His experience focuses specifically on the convergence of integrated voice, video and data transmission over IP/ATM networks. Mr. Wissman is currently a director of IBS Interactive, a leading Internet consulting and hosting Company. Mr. Wissman is a principal of HW Capital, an asset management company focusing on hedge fund, private equity, and venture capital investing.
Also joining the Board of eVentures are Clark Hunt, Olaf Guerrand-Hermes and Mark Graham.
CLARK HUNT is a Managing Director of HW Capital, an investment manager of funds focusing on private equity, venture capital, and public market investments. Prior to founding HW Capital, Mr. Hunt worked for Goldman, Sachs & Co. in New York and Los Angeles.
OLAF GUERRAND-HERMES has been investing privately in Europe and in the United States since the early 1990's. He is a Managing Partner at Blue Growth Capital, LLC, an investment partnership. Prior to organizing Blue Growth Capital, Mr. Guerrand-Hermes was Managing Director of International Equities at The Athena Group, a private international investment management company. Mr.


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Guerrand-Hermes is a member of the Board of Hermes Selier.
MARK GRAHAM is a private investor based in New York City. Mr. Graham co-founded Drake Goodwin & Graham, a private equity investment firm, in 1992 and served as director until 1997. Prior to co-founding Drake Goodwin & Graham, Mr. Graham was employed with Morgan Stanley and E.F. Hutton & Co.
STRATEGY
With the announcement today of eVentures' acquisition of AxisTel, Inc. and stakes in i2v2.com and e.Volve Technology Group, Inc., eVentures has set out to become the leading Internet venture holding company focusing on investments in Internet communications companies and business-to-business e-commerce communications enterprises. eVentures will potentially invest in all aspects of Internet communications, including, but not limited to, Internet Telephony software and hardware, IP and ATM networks, communications portals, business and retail communications applications, Internet data storage, the Internet backbone, hosting, and ASP (application service provider) companies. "We are extremely excited about being a leader in the Internet communications investment arena - our current portfolio companies are leaders in their respective businesses with tremendous operating, technological and marketing synergies. As CMGI and Internet Capital Group have successfully developed Internet venture investment businesses focused on specific lines of business, we hope to do the same for the burgeoning field of Internet communications, one of the last frontiers of the Internet" stated Barrett Wissman, CEO of eVentures. Fred Vierra, Chairman of the Board of the Company, notes that "he looks forward to investing in and developing Internet-based technologies and businesses taking advantage of the evolution of convergent communications." SAFE HARBOR STATEMENT
This press release included "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical fact, included, in this press release, including without limitation, eVentures business strategy, plans and objectives, are forward-looking statements. Although eVentures believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be. Numerous factors could cause actual results to differ materially from eVentures' expectations.
SOURCE: eVentures Group, Inc.



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